Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in the prospectus constituting a part of Amendment No. 1 to the Registration Statement on Form S-1 (No. 333- 148650) of Global Telecom & Technology, Inc. of our report dated June 1, 2006 relating to the consolidated financial statements of GTT-EMEA Limited (formerly European Telecommunications & Technology Limited) as of December 31, 2005 and for the period then ended which is contained in the Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
BDO Stoy Hayward LLP
London, England
February 5, 2008